UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2014

Invesco Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-13908	98-0557567
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1555 Peachtree Street, N.E., Atlanta, Georgia	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 892-0896

n/a
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
On March 6, 2014, Invesco Ltd. (the “Company”) issued a press release announcing that its Board of Directors has elected Ben F. Johnson III to serve as Chairman, effective upon the conclusion of the Company’s Annual General Meeting (“AGM”) scheduled for May 15, 2014.  Mr. Johnson, 70, has been a member of the Board since 2009.  Rex D. Adams, who has been a member of the Board since 2001 and Chairman since 2006, and Sir John Banham, who has served as a Director of our company since 1999 and as Chairman of the Compensation Committee since January 2007, will not be re-nominated to serve another term of office at the AGM in accordance with the Company’s Corporate Governance Guidelines retirement policy. C. Robert Henrikson will become Chair of the Compensation Committee and Joseph R. Canion will become Chair of the Nomination and Corporate Governance Committee effective upon the conclusion of the AGM.  J. Thomas Presby will remain Chair of the Audit Committee.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated March 6, 2014, issued by Invesco Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Ltd.

By:	/s/ Robert H. Rigsby
Managing Director and
Assistant Secretary

Date:  March 6, 2014